Exhibit 99.1

Vringo, Inc.

Ellen Cohl

VP, Corporate Governance

Email: ir@vringo.com

Phone: +1 (646)525-4319

Investor Relations Firm:

John J. Quirk / David K. Waldman

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: vrng@crescendo-ir.com

FOR IMMEDIATE RELEASE

Vringo Announces Agreement with Retromedya to Expand Business in Turkey

Agreement will Expand Vringo’s Services to all Mobile Subscribers in Turkey

July 19, 2010 – NEW YORK, NEW YORK – Vringo, Inc. (NYSE Amex: VRNGU), a provider of video ringtones and personalization solutions for mobile devices, today announced that it has entered into an agreement with Retromedya, a mobile content services provider, to expand Vringo’s billing coverage in the Turkish mobile market. This agreement will allow Vringo to now reach substantially all mobile subscribers in Turkey. The agreement follows the termination of Vringo’s agreement with Avea, its former exclusive mobile carrier partner in Turkey. As a result of the agreement with Retromedya, Vringo’s service will be available to an additional 52 million Turkish mobile subscribers, in addition to Avea’s 12 million mobile subscribers.

Jon Medved, Chief Executive Officer of Vringo, said, “We are excited to expand our market presence in Turkey and welcome the opportunity to work with Retromedya and its proven third-party billing platform. We appreciate our past partnership with Avea, which enabled us to enter the Turkish mobile market. We look forward to maintaining and expanding our commitment to the Turkish market and all mobile subscribers in Turkey.”

Mr. Isik Uman, General Manager of Retromedya, said, “As a content services provider to mobile carriers in Turkey, we are well-positioned to assist Vringo as it expands its service to the entire Turkish mobile marketplace through our billing platform. We look forward to growing our business together in the vibrant Turkish market.”

While Avea will no longer offer Vringo’s service directly to subscribers under the Avea brand name, the Vringo service will be offered to Avea subscribers under the Vringo brand. Avea’s customers will continue to enjoy Vringo’s award winning services including a mobile application, WAP platform and its video ringtone library.

Anil Yasyerli, VAS Product Manager for Avea, said, “Avea has enjoyed working with Vringo and is proud to have been Vringo’s first commercial carrier partner in 2008. We look forward to Vringo providing service to our subscribers as a third-party service and making its unique video ringtone technology available to Avea subscribers and the entire Turkish mobile market.”

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Retromedya

Founded in 2002, Retromedya provides mobile and digital entertainment services to the Turkish mobile market. It is the founder of a leading Turkish mobile social network called CHATWALK and has launched various value-added service products, many of which were launched on SHOW TV, one of Turkey’s leading television networks. For more information, visit http://www.retromedya.com.

About Vringo

Founded in 2006, Vringo is bringing about the evolution of ringtones. With its award-winning video ringtone application and Web platform, Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. By installing Vringo’s application, which is compatible with more than 200 handsets, users can create or take video, images and slideshows from virtually anywhere and make it into their personal call signature. For more information, visit http://www.vringo.com.

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